Exhibit 5.1

February 15, 2024

Alexandria Real Estate Equities, Inc.

26 North Euclid Avenue

Pasadena, California 91101

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $1,500,000,000, in an at-the-market offering (the “Offering”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement;

2.            The Prospectus, dated February 1, 2024, as supplemented by a Prospectus Supplement, dated February 15, 2024 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(2) of the General Rules and Regulations promulgated under the 1933 Act;

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.            The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

Alexandria Real Estate Equities, Inc.

February 15, 2024

5.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.            The Distribution Agreement, dated February 15, 2024 (the “Distribution Agreement”), by and among the Company and Mizuho Securities USA LLC (“Mizuho”), Robert W. Baird & Co. Incorporated (“Baird”), Barclays Capital Inc. (“Barclays”), BBVA Securities Inc. (“BBVA”), BMO Capital Markets Corp. (“BMO”), BNP Paribas Securities Corp. (“BNPP”), BofA Securities, Inc. (“BofA”), BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc. (“CGMI”), Citizens JMP Securities, LLC (“Citizens JMP”), Evercore Group L.L.C. (“Evercore ISI”), Fifth Third Securities, Inc., Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies LLC (“Jeffries”), J.P. Morgan Securities LLC (“J.P. Morgan”), RBC Capital Markets, LLC (“RBC”), Regions Securities LLC (“Regions”), Scotia Capital (USA) Inc. (“Scotia”), TD Securities (USA) LLC (“TD Securities”), Truist Securities, Inc. (“Truist Securities”) and Wedbush Securities Inc., in the capacity as sales agents (in such capacity, the “Agents”), and Mizuho Markets Americas LLC, Baird, Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Canadian Imperial Bank of Commerce, Citibank, N.A., Citizens JMP, Goldman Sachs & Co. LLC, Jefferies, JPMorgan Chase Bank, National Association, Royal Bank of Canada, Regions, The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank, in the capacity as forward purchasers (in such capacity, together with any additional forward purchasers, the “Forward Purchasers”), and Mizuho, Baird, Barclays, BBVA, BMO, BNPP, BofA, Nomura Securities International Inc. (acting through BTIG, LLC as agent), CIBC World Markets Corp., CGMI, Citizens JMP, Evercore ISI, Goldman Sachs, Jefferies, J.P. Morgan, RBC, Regions, Scotia, TD Securities and Truist Securities, in the capacity as forward sellers (in such capacity, together with any additional forward sellers, the “Forward Sellers”).

7.            The Master Confirmations for Registered Forward Transactions listed on Schedule I hereto, each dated February 15, 2024 (the “Master Forward Confirmations” and, together with the Distribution Agreement, the “Agreements”), each by and between the Company and a Forward Purchaser;

8.            The form of supplemental confirmation, included as an exhibit to each Master Forward Confirmation (each such agreement entered into in such form, the “Supplemental Confirmation”), to be executed in connection with the issuance of any Shares pursuant to a Master Forward Confirmation;

9.            Resolutions adopted by the Board of Directors of the Company (the “Board”), and a duly authorized committee thereof, relating to, among other matters, (a) the authorization of the sale, issuance and registration of the Shares, (b) the authorization of the the execution and delivery of the Agreements and (c) the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold in the Offering (the “Resolutions”), certified as of the date hereof by an officer of the Company;

Alexandria Real Estate Equities, Inc.

February 15, 2024

10.            A certificate executed by an officer of the Company, dated as of the date hereof; and

11.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            The Shares will not be issued in violation of any restriction or limitation contained in Article VII of the Charter.

Alexandria Real Estate Equities, Inc.

February 15, 2024

6.            Upon issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.            The number of Shares, and the offering price of each Share, to be issued by the Company from time to time pursuant to the Distribution Agreement or Forward Master Confirmation (and related Supplemental Confirmation), as applicable, will be determined by the Board, a duly authorized committee thereof or the Authorized Officers in accordance with the Resolutions (with such determinations referred to hereinafter as the “Officer Instructions”) prior to the issuance thereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.            The issuance of the Shares has been duly authorized and, when and to the extent issued against payment therefor in accordance with the Distribution Agreement or Forward Master Confirmation (and related Supplemental Confirmation), as applicable, the Registration Statement, the Prospectus Supplement, the Resolutions and the Officer Instructions, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or the law of any other jurisdiction. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Alexandria Real Estate Equities, Inc.

February 15, 2024

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Offering (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

Schedule I

1.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Mizuho Markets Americas LLC;

2.            The Master Confirmation for Registered Forward Transaction, by and between the Company and Robert W. Baird & Co. Incorporated;

3.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Barclays Bank PLC;

4.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Banco Bilbao Vizcaya Argentaria, S.A.;

5.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Bank of Montreal;

6.            The Master Confirmation for Registered Forward Transactions, by and between the Company and BNP Paribas;

7.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Bank of America, N.A.;

8.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Nomura Global Financial Products, Inc.;

9.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Canadian Imperial Bank of Commerce;

10.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Citibank, N.A.;

11.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Citizens JMP Securities, LLC;

12.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Goldman Sachs & Co. LLC;

13.            The Master Confirmation for Registered Forward Transaction, by and between the Company and Jefferies LLC;

14.            The Master Confirmation for Registered Forward Transactions, by and between the Company and JPMorgan Chase Bank, National Association;

Alexandria Real Estate Equities, Inc.

February 15, 2024

15.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Royal Bank of Canada;

16.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Regions Securities LLC;

17.            The Master Confirmation for Registered Forward Transactions, by and between the Company and The Bank of Nova Scotia;

18.            The Master Confirmation for Registered Forward Transactions, by and between the Company and The Toronto-Dominion Bank; and

19.            The Master Confirmation for Registered Forward Transactions, by and between the Company and Truist Bank.